COMMON STOCK PURCHASE AGREEMENT

Dated as of August 6, 2010

by and among

SUN COMMUNITIES, INC.,

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

and

REIT OPPORTUNITY, LTD.

Annex A.                      Definitions

ii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, made and entered into on this 6th day of August 2010 (this “Agreement”), by and between REIT Opportunity, Ltd., a business company incorporated under the laws of the British Virgin Islands (the “Investor”), Sun Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Company”), and Sun Communities Operating Limited Partnership, a limited partnership organized and existing under the laws of the State of Michigan (the “Operating Partnership”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor and the Investor shall thereupon purchase from the Company up to $100,000,000 of newly issued shares of the Company’s common stock, $0.01 par value (“Common Stock”), subject, in all cases, to the Trading Market Limit; and

WHEREAS, the offer and sale of the shares of Common Stock hereunder have been registered by the Company in the Registration Statement, which has been declared effective by order of the Commission under the Securities Act;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF COMMON STOCK

Section 1.1                      Purchase and Sale of Stock.  Upon the terms and subject to the conditions of this Agreement, during the Investment Period the Company in its discretion may issue and sell to the Investor up to $100,000,000 (the “Total Commitment”) of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (subject in all cases to the Trading Market Limit, the “Aggregate Limit”), by (i) the delivery to the Investor of not more than 24 separate Fixed Request Notices (unless the Investor and the Company mutually agree that a different number of Fixed Request Notices may be delivered) as provided in Article II hereof and (ii) the exercise by the Investor of Optional Amounts, which the Company may in its discretion grant to the Investor and which may be exercised by the Investor, in whole or in part, as provided in Article II hereof.  The aggregate of all Fixed Request Amounts and Optional Amount Dollar Amounts shall not exceed the Aggregate Limit.

Section 1.2                      Effective Date; Settlement Dates.  This Agreement shall become effective and binding upon delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and by delivery of an opinion of counsel and a certificate of the Company as provided in Section 6.1 hereof, to the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at 4:00 p.m., New York time, on the Effective Date.  In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Effective Date and during the Investment Period (i) the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company, the Shares in respect of each Fixed Request and (ii) the Investor may in its discretion elect to purchase Shares in respect of each Optional Amount.  The issuance and sale of Shares to the Investor pursuant to any Fixed Request or Optional Amount shall occur on the applicable Settlement Date in accordance with Sections 2.7 and 2.9 (or on such Trading Day in accordance with Section 2.8, as applicable), provided in each case that all of the conditions precedent thereto set forth in Article VI theretofore shall have been fulfilled or (to the extent permitted by applicable law) waived.

Section 1.3                      The Shares.  The Company has or will have duly authorized and reserved for issuance, and covenants to continue to so reserve once reserved for issuance, free of all preemptive and other similar rights, at all times during the Investment Period, the requisite aggregate number of authorized but unissued shares of its Common Stock to timely effect the issuance, sale and delivery in full to the Investor of all Shares to be issued in respect of all Fixed Requests and Optional Amounts under this Agreement, in any case prior to the issuance to the Investor of such Shares.

Section 1.4                      Current Report; Prospectus Supplement.  As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the first Trading Day immediately following the Effective Date, the Company shall file with the Commission (i) a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”), and (ii) a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Base Prospectus (but which permissibly has been omitted therefrom in accordance with the Securities Act), including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Current Report shall include a copy of this Agreement as an exhibit. To the extent applicable, the Current Report shall be incorporated by reference in the Registration Statement in accordance with the provisions of Rule 430B under the Securities Act.  The Company heretofore has provided the Investor a reasonable opportunity to comment on a draft of such Current Report and Prospectus Supplement and has given due consideration to such comments. Pursuant to Section 5.9 and subject to the provisions of Section 5.8, on the first Trading Day immediately following the last Trading Day of each Pricing Period, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act disclosing the number of Shares to be issued and sold to the Investor thereunder, the total purchase price therefor and the net proceeds to be received by the Company therefrom and, to the extent required by the Securities Act, identifying the Current Report.

ARTICLE II
FIXED REQUEST TERMS; OPTIONAL AMOUNT

Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 2.1                      Fixed Request Notice.  The Company may, from time to time in its sole discretion, no later than 9:30 a.m. (New York time) on the first Trading Day of the Pricing Period, provide to the Investor a Fixed Request notice, substantially in the form attached hereto as Exhibit A (the “Fixed Request Notice”), which Fixed Request Notice shall become effective at 9:30 a.m. (New York time) on the first Trading Day of the Pricing Period specified in the Fixed Request Notice; provided, however, that if the Company delivers the Fixed Request Notice to the Investor later than 9:30 a.m. (New York time) on a Trading Day, then the first Trading Day of such Pricing Period shall not be the Trading Day on which the Investor received such Fixed Request Notice, but rather shall be the next Trading Day (unless a subsequent Trading Day is therein specified). The Fixed Request Notice shall specify the Fixed Amount Requested, establish the Threshold Price for such Fixed Request, designate the first and last Trading Day of the Pricing Period and specify the Optional Amount, if any, that the Company elects to grant to the Investor during the Pricing Period and the applicable Threshold Price for such Optional Amount (the “Optional Amount Threshold Price”). The Threshold Price and the Optional Amount Threshold Price established by the Company in a Fixed Request Notice may be the same or different, in the Company’s sole discretion. Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Fixed Request Notice prepared and delivered in accordance with the provisions of this Agreement.

Section 2.2                      Fixed Requests.  From time to time during the Investment Period, the Company may in its sole discretion deliver to the Investor a Fixed Request Notice for a specified Fixed Amount Requested, and the applicable discount price (the “Discount Price”) shall be determined, in accordance with the price and share amount parameters as set forth below or such other parameters mutually agreed upon by the Investor and the Company, and upon the terms and subject to the conditions of this Agreement, the Investor shall purchase from the Company the Shares subject to such Fixed Request Notice at the Discount Price; provided, however, that (i) if an ex-dividend date is established by the Trading Market in respect of the Common Stock on or between the first Trading Day of the applicable Pricing Period and the applicable Settlement Date, the Discount Price shall be reduced by the per share dividend amount and (ii) unless the parties otherwise mutually agree, the Company may not deliver any single Fixed Request Notice for a Fixed Amount Requested in excess of the lesser of (a) the amount in the applicable Fixed Amount Requested column below and (b) 2.5% of the Market Capitalization:

Threshold Price	Fixed Amount Requested	Discount Price
Equal to or greater than $60.00	Not to exceed $30,000,000	97.00% of the VWAP
Equal to or greater than $50.00 and less than $60.00	Not to exceed $25,000,000	96.90% of the VWAP
Equal to or greater than $40.00 and less than $50.00	Not to exceed $21,000,000	96.80% of the VWAP
Equal to or greater than $35.00 and less than $40.00	Not to exceed $19,000,000	96.70% of the VWAP
Equal to or greater than $30.00 and less than $35.00	Not to exceed $16,000,000	96.60% of the VWAP
Equal to or greater than $27.00 and less than $30.00	Not to exceed $15,000,000	96.50% of the VWAP
Equal to or greater than $23.00 and less than $27.00	Not to exceed $13,000,000	96.50% of the VWAP
Equal to or greater than $20.00 and less than $23.00	Not to exceed $12,000,000	95.75% of the VWAP
Equal to or greater than $16.00 and less than $20.00	Not to exceed $10,000,000	95.50% of the VWAP
Equal to or greater than $12.00 and less than $16.00	Not to exceed $8,000,000	95.25% of the VWAP

Anything to the contrary in this Agreement notwithstanding, at no time shall the Investor be required to purchase more than $30,000,000 worth of Common Stock in respect of any Pricing Period (not including Common Stock subject to any Optional Amount).  The date on which the Company delivers any Fixed Request Notice in accordance with this Section 2.2 hereinafter shall be referred to as a “Fixed Request Exercise Date”. For the avoidance of doubt, the parties hereto may modify any of the price or share amount parameters or any of the other terms that may apply to any Fixed Request set forth in this Article II by mutual agreement.

Section 2.3                      Share Calculation.  With respect to the Trading Days during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price, the number of Shares to be issued by the Company to the Investor pursuant to a Fixed Request shall equal the aggregate sum of each quotient (calculated for each Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price) determined pursuant to the following equation (rounded to the nearest whole Share):

N           =           (A x B)/C, where:

N           =           the number of Shares to be issued by the Company to the Investor in respect of a Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price,

A           =           0.10 (the “Multiplier”), provided, however, that if the Company and the Investor mutually agree prior to the commencement of a Pricing Period that the number of consecutive Trading Days constituting a Pricing Period shall be less than ten, then the Multiplier correspondingly shall be increased to equal the decimal equivalent (in 10-millionths) of a fraction, the numerator of which is one and the denominator of which equals the number of Trading Days in the reduced Pricing Period (it being hereby acknowledged and agreed that this proviso shall not apply to any unilateral determination by the Company to reduce a Pricing Period, but rather, Section 2.8 hereof shall apply),

B           =           the total Fixed Amount Requested, and

C           =           the applicable Discount Price.

Section 2.4                      Limitation of Fixed Requests.  The Company shall not make more than one Fixed Request in each Pricing Period.  Not less than five Trading Days shall elapse between the end of one Pricing Period and the commencement of any other Pricing Period during the Investment Period.  There shall be permitted a maximum of 24 Fixed Requests during the Investment Period.  Each Fixed Request automatically shall expire immediately following the last Trading Day of each Pricing Period.

Section 2.5                      Reduction of Commitment.  On the Settlement Date with respect to a Pricing Period, the Investor’s Total Commitment under this Agreement automatically (and without the need for any amendment to this Agreement) shall be reduced, on a dollar-for-dollar basis, by the total amount of the Fixed Request Amount and the Optional Amount Dollar Amount, if any, for such Pricing Period paid to the Company at such Settlement Date.

Section 2.6                      Below Threshold Price.  If the VWAP on any Trading Day in a Pricing Period is lower than the Threshold Price, then for each such Trading Day the Fixed Amount Requested shall be reduced, on a dollar-for-dollar basis, by an amount equal to the product of (x) the Multiplier and (y) the total Fixed Amount Requested, and no Shares shall be purchased or sold with respect to such Trading Day, except as provided below.  If trading in the Common Stock on NYSE (or any other U.S. national securities exchange on which the Common Stock is then listed) is suspended for any reason for more than three hours on any Trading Day, the Investor may at its option deem the price of the Common Stock to be lower than the Threshold Price for such Trading Day and, for each such Trading Day, the total amount of the Fixed Amount Requested shall be reduced as provided in the immediately preceding sentence, and no Shares shall be purchased or sold with respect to such Trading Day, except as provided below.  For each Trading Day during a Pricing Period on which the VWAP is lower (or is deemed to be lower as provided in the immediately preceding sentence) than the Threshold Price, the Investor may in its sole discretion elect to purchase such U.S. dollar amount of Shares equal to the amount by which the Fixed Amount Requested has been reduced in accordance with this Section 2.6, at the Threshold Price multiplied by the applicable percentage determined in accordance with the price and share amount parameters set forth in Section 2.2. The Investor shall inform the Company via facsimile transmission not later than 8:00 p.m. (New York time) on the last Trading Day of such Pricing Period as to the number of Shares, if any, the Investor elects to purchase as provided in this Section 2.6.

Section 2.7                      Settlement.  The payment for, against simultaneous delivery of, Shares in respect of each Fixed Request shall be settled on the second Trading Day next following the last Trading Day of each Pricing Period, or on such earlier date as the parties may mutually agree (the “Settlement Date”).  On each Settlement Date, the Company shall, or shall cause its transfer agent to, electronically transfer the Shares purchased by the Investor by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Shares shall be freely tradable and transferable and without restriction on resale, against simultaneous payment therefor to the Company’s designated account by wire transfer of immediately available funds; provided that if the Shares are received by the Investor later than 1:00 p.m. (New York time), payment therefor shall be made with next day funds.  As set forth in Section 9.1(ii), a failure by the Company to deliver such Shares shall result in the payment of partial damages by the Company to the Investor.

Section 2.8                      Reduction of Pricing Period.  If during a Pricing Period the Company elects to reduce the number of Trading Days in such Pricing Period (and thereby amend its previously delivered Fixed Request Notice), the Company shall so notify the Investor before 9:00 a.m. (New York time) on any Trading Day during a Pricing Period (a “Reduction Notice”) and the last Trading Day of such Pricing Period shall be the Trading Day immediately preceding the Trading Day on which the Investor received such Reduction Notice; provided, however, that if the Company delivers the Reduction Notice later than 9:00 a.m. (New York time) on a Trading Day during a Pricing Period, then the last Trading Day of such Pricing Period instead shall be the Trading Day on which the Investor received such Reduction Notice.

    Upon receipt of a Reduction Notice, the Investor (i) shall purchase the Shares in respect of each Trading Day in such reduced Pricing Period for which the VWAP equals or exceeds the Threshold Price in accordance with Section 2.3 hereof; (ii) may elect to purchase the Shares in respect of any Trading Day in such reduced Pricing Period for which the VWAP is (or is deemed to be) lower than the Threshold Price in accordance with Section 2.6 hereof; and (iii) may elect to exercise all or any portion of an Optional Amount on any Trading Day during such reduced Pricing Period in accordance with Sections 2.10 and 2.11 hereof.

    In addition, upon receipt of a Reduction Notice, the Investor may elect to purchase such U.S. dollar amount of additional Shares equal to the product determined pursuant to the following equation:

D           =           (A/B) x (B – C), where:

D           =           the U.S. dollar amount of additional Shares to be purchased,

A           =           the Fixed Amount Requested,

B           =           10 or, for purposes of this Section 2.8, such lesser number of Trading Days as the parties may mutually agree to, and

C           =           the number of Trading Days in the reduced Pricing Period,

at a per Share price equal to (x) the Fixed Amount Requested attributable to the reduced Pricing Period divided by (y) the number of Shares to be purchased during such reduced Pricing Period pursuant to clauses (i) and (ii) (as applicable) of the immediately preceding paragraph.

    The Investor may also elect to exercise any portion of the applicable Optional Amount which was unexercised during the reduced Pricing Period by issuing an Optional Amount Notice to the Company not later than 10:00 a.m. (New York time) on the first Trading Day next following the last Trading Day of the reduced Pricing Period. The number of Shares to be issued upon exercise of such Optional Amount shall be calculated pursuant to the equation set forth in Section 2.10 hereof, except that “C” shall equal the greater of (i) the VWAP for the Common Stock on the last Trading Day of the reduced Pricing Period or (ii) the Optional Amount Threshold Price.

    The payment for, against simultaneous delivery of, Shares to be purchased and sold in accordance with this Section 2.8 shall be settled on the second Trading Day next following the Trading Day on which the Investor receives a Reduction Notice.

Section 2.9                      Optional Amount.  With respect to any Pricing Period, the Company may in its sole discretion grant to the Investor the right to exercise, from time to time during the Pricing Period (but not more than once on any Trading Day), all or any portion of an Optional Amount.  The maximum Optional Amount Dollar Amount and the Optional Amount Threshold Price shall be set forth in the Fixed Request Notice.  If an ex-dividend date is established by the Trading Market in respect of the Common Stock on or between the first Trading Day of the applicable Pricing Period and the applicable Settlement Date, the applicable exercise price in respect of the Optional Amount shall be reduced by the per share dividend amount.  Each daily Optional Amount exercise shall be aggregated during the Pricing Period and settled on the next Settlement Date.  The Optional Amount Threshold Price designated by the Company in its Fixed Request Notice shall apply to each Optional Amount exercised during the applicable Pricing Period.

Section 2.10                      Calculation of Optional Amount Shares.  The number of shares of Common Stock to be issued in connection with the exercise of an Optional Amount shall be the quotient determined pursuant to the following equation (rounded to the nearest whole Share):

O           =           A/(B x C), where:

O           =           the number of shares of Common Stock to be issued in connection with such Optional Amount exercise,

A           =           the Optional Amount Dollar Amount with respect to which the Investor has delivered an Optional Amount Notice,

B           =           the applicable percentage determined in accordance with the price and shares amount parameters set forth in Section 2.2 (with the Optional Amount Threshold Price serving as the Threshold Price for such purposes), and

C           =           the greater of (i) the VWAP for the Common Stock on the day the Investor delivers the Optional Amount Notice or (ii) the Optional Amount Threshold Price.

Section 2.11                      Exercise of Optional Amount.  If granted by the Company to the Investor with respect to a Pricing Period, all or any portion of the Optional Amount may be exercised by the Investor on any Trading Day during the Pricing Period, subject to the limitations set forth in Section 2.9.  As a condition to each exercise of an Optional Amount pursuant to this Section 2.11, the Investor shall issue an Optional Amount Notice to the Company no later than 8:00 p.m. (New York time) on the day of such Optional Amount exercise.  If the Investor does not exercise an Optional Amount in full by 8:00 p.m. (New York time) on the last Trading Day of the applicable Pricing Period, such unexercised portion of the Investor’s Optional Amount with respect to that Pricing Period automatically shall lapse and terminate.

Section 2.12                      Aggregate Limit.  Notwithstanding anything to the contrary contained in this Agreement, in no event may the Company issue a Fixed Request Notice or grant an Optional Amount to the extent that the sale of Shares pursuant thereto and pursuant to all prior Fixed Request Notices and Optional Amounts issued hereunder, and as partial damages pursuant to Section 9.1(ii), would cause the Company to sell or the Investor to purchase Shares which in the aggregate are in excess of the Aggregate Limit.  If the Company issues a Fixed Request Notice or Optional Amount that otherwise would permit the Investor to purchase shares of Common Stock which would cause the aggregate purchases by Investor hereunder to exceed the Aggregate Limit, such Fixed Request Notice or Optional Amount shall be void ab initio to the extent of the amount by which the dollar value of shares or number of shares, as the case may be, of Common Stock otherwise issuable pursuant to such Fixed Request Notice or Optional Amount together with the dollar value of shares or number of shares, as the case may be, of all other Common Stock purchased by the Investor pursuant hereto, or issued as partial damages pursuant to Section 9.1(ii), would exceed the Aggregate Limit.  The Company hereby represents, warrants and covenants that neither it nor any of its Subsidiaries (i) has effected any transaction or series of transactions, (ii) is a party to any pending transaction or series of transactions or (iii) shall enter into any contract, agreement, agreement-in-principle, arrangement or understanding with respect to, or shall effect, any Other Financing which, in any of such cases, may be aggregated with the transactions contemplated by this Agreement for purposes of determining whether approval of the Company’s shareholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market; provided, however, that the Company shall be permitted to take any action referred to in clause (iii) above if (a) the Company has timely provided the Investor with an Integration Notice as provided in Section 5.6(ii) hereof and (b) unless the Investor has previously terminated this Agreement pursuant to Section 7.2, the Company obtains any requisite shareholder approval which may be required for the Company to consummate such Other Financing described in such Integration Notice.

At the Company’s sole discretion, and effective automatically upon delivery of notice thereof by the Company to the Investor, this Agreement may be amended by the Company from time to time to reduce the Aggregate Limit by a specified dollar amount and/or number of shares of Common Stock as shall be determined by the Company in its sole discretion; provided, however, that any such amendment of this Agreement (and any such purported amendment) shall be void and of no force and effect if the effect thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver Shares to the Investor in respect of a previously provided Fixed Request Notice or Optional Amount on the applicable Settlement Date.  In the event the Company shall have elected to reduce the Aggregate Limit as provided in the immediately preceding sentence, at the Company’s sole discretion, and effective automatically upon delivery of notice thereof by the Company to the Investor, the Company may subsequently amend this Agreement to increase the Aggregate Limit up to $100,000,000; provided, however, that in no event shall the Company be entitled to issue Fixed Requests and grant Optional Amounts during the remainder of the Investment Period for an aggregate amount greater than the amount obtained by subtracting (x) the aggregate of all Fixed Request Amounts and Optional Amount Dollar Amounts (including any amounts paid as partial damages pursuant to Section 9.1(ii) hereunder) covered by all Fixed Requests and Optional Amounts theretofore issued or granted by the Company in respect of which a settlement has occurred pursuant to Section 2.7 from (y) $100,000,000, subject in all cases to the Trading Market Limit.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Company and the Operating Partnership:

Section 3.1                      Organization and Standing of the Investor.  The Investor is a business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

Section 3.2                      Authorization and Power.  The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or shareholders is required.  This Agreement has been duly executed and delivered by the Investor.  This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 3.3                      No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated herein do not and shall not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect.  The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

Section 3.4                      Information.  All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors (subject to Section 5.12 of this Agreement).  The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.  The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company and the Operating Partnership, jointly and severally, hereby make the following representations and warranties to the Investor:

Section 4.1                      Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Michigan and has the requisite partnership power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Operating Partnership is duly licensed or qualified to do business and is in good standing as a foreign limited partnership in all jurisdictions in which the nature of the business conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

Section 4.2                      Authorization, Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The Operating Partnership has the requisite limited partnership power and authority to enter into and perform this Agreement in accordance with the terms hereof.  Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Request Notice), the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required. The execution, delivery and performance by the Operating Partnership of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by its general partner and no further consent or authorization of the Operating Partnership or its general partner is required. This Agreement has been duly executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding obligation of each of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Second Amended and Restated Limited Partnership Agreement of the Operating Partnership dated April 30, 1996 (the “Partnership Agreement”) has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.3                      Capitalization.  The authorized capital stock of the Company and the shares thereof issued and outstanding are as set forth in the Commission Documents as of the dates reflected therein.  All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth in the Commission Documents, as of the Effective Date, no shares of Common Stock were entitled to preemptive rights or registration rights and there were no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company.  Except as set forth in the Commission Documents, there were no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for any shares of capital stock of the Company, other than those issued or granted in the ordinary course of business.  Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, as of the Effective Date, the Company was not a party to, and it had no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.  Except as set forth in the Commission Documents, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Effective Date complied with all applicable federal and state securities laws, and no shareholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect.  The Company has furnished or made available to the Investor via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s Articles of Incorporation as in effect on the Effective Date (the “Charter”), the Company’s Bylaws as in effect on the Effective Date (the “Bylaws”), and the Partnership Agreement. Except as set forth in the Commission Documents, there are no contracts, agreements or understandings between the Company and any person granting such person any rights to have any securities of the Company or any of its Subsidiaries registered under the Securities Act for resale by such person. All of the outstanding units of partnership interest in the Operating Partnership (the “OP Units”) have been duly authorized and are validly issued and conform to the information in the Commission Documents. All outstanding OP Units have been issued and sold in compliance with all applicable federal and state securities laws.

Section 4.4                      Issuance of Shares.  The Shares to be issued under this Agreement have been or will be duly authorized by all necessary corporate action on the part of the Company and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and, when the Shares have been issued to the Investor, the Investor shall be entitled to all rights accorded to a holder and beneficial owner of Common Stock.

Section 4.5                      No Conflicts.  The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the consummation of the transactions contemplated by this Agreement, and the issuance and sale of the Shares by the Company in accordance with the terms hereof do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws or the organizational documents of the Operating Partnership (including, without limitation, the Partnership Agreement), (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company, the Operating Partnership or any of their respective Significant Subsidiaries is a party or is bound (including, without limitation, any listing agreement with the Trading Market), (iii) create or impose a lien, charge or encumbrance on any property of the Company, the Operating Partnership or any of their respective Significant Subsidiaries under any agreement or any commitment to which the Company, the Operating Partnership or any of their respective Significant Subsidiaries is a party or under which the Company, the Operating Partnership or any of their respective Significant Subsidiaries is bound or under which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company, the Operating Partnership or any of their respective Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor the Operating Partnership is required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, or for the issuance and sale of the Shares by the Company in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Trading Market subsequent to the Effective Date, including but not limited to a Prospectus Supplement under Sections 1.4 and 5.9 of this Agreement, and any registration statement, prospectus or prospectus supplement which has been or may be filed pursuant to this Agreement). Neither the Company, the Operating Partnership nor any of their respective Significant Subsidiaries is in violation of any term or provision of its charter, bylaws, partnership agreement or operating agreement, as applicable.

Section 4.6                      Commission Documents, Financial Statements.

    (a)           The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except as disclosed in the Commission Documents, as of the Effective Date the Company had timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents.  The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with the Commission prior to the Effective Date (including, without limitation, the 2009 Form 10-K) and has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all of the Commission Documents heretofore incorporated by reference in the Registration Statement and the Prospectus.  Neither the Company nor the Operating Partnership has provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.  As of its filing date, each Commission Document filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the 2009 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each Commission Document to be filed with the Commission after the Effective Date and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement required to be filed pursuant to Sections 1.4 and 5.9 hereof during the Investment Period (including, without limitation, the Current Report), when such document becomes effective or is filed with the Commission, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b)           The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto.  Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements and are subject to normal year-end audit adjustments), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    (c)           The Company has timely filed with the Commission and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents.  The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof.  The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents.  As used in this Section 4.6(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

    (d)           Grant Thornton LLP, who have expressed their opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statement and the Base Prospectus are, with respect to the Company, independent public accountants as required by the Securities Act and is an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board.

Section 4.7                      Subsidiaries; Operating Partnership.

    (a)           The 2009 Form 10-K sets forth each Subsidiary of the Company as of the Effective Date, showing its jurisdiction of incorporation or organization and the percentage of the Company’s ownership of the outstanding capital stock or other ownership interests of such Subsidiary, and the Company does not have any other Subsidiaries as of the Effective Date. Each Subsidiary of the Company is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation, except where failure to maintain such existence would not have a Material Adverse Effect. Each Subsidiary of the Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

    (b)           The Company is the sole general partner of the Operating Partnership and such general partner interest is duly authorized by the Partnership Agreement and was validly issued to the Company; and the Company owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus).

    (c)           The Operating Partnership owns 100% of the outstanding capital stock of Sun Home Services, Inc. (“Home Services”).

    (d)           Home Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Home Services is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a Material Adverse Effect or a material adverse effect on the business, operations, properties or condition (financial or otherwise) of Home Services, or subject the Company or the shareholders of the Company to any material liability or disability).

Section 4.8                      No Material Adverse Effect.  Since December 31, 2009, the Company has not experienced or suffered any Material Adverse Effect, and, to the knowledge of the Company, there exists no current state of facts, condition or event which would have a Material Adverse Effect, except (i) as disclosed in any Commission Documents filed since December 31, 2009 or (ii) continued losses from operations.

Section 4.9                      Indebtedness.  The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2010 sets forth, as of March 31, 2010, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $10,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000,000 due under leases required to be capitalized in accordance with GAAP.  There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

Section 4.10                      Assets and Real Property.  Each of the Company, the Operating Partnership and their respective Subsidiaries has good and marketable title to all of their respective real and personal property (including, without limitation, mortgaged assets) referred to in the Commission Documents as being owned by them, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or those that would not have a Material Adverse Effect.  Each of the Company, the Operating Partnership and their respective Subsidiaries has valid and enforceable leasehold interests in all of their respective real and personal property (including, without limitation, mortgaged assets) referred to in the Commission Documents as being leased by them, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or those that would not have a Material Adverse Effect. To the Company’s and the Operating Partnership’s knowledge, all real property leases of the Company and the Operating Partnership are valid and subsisting and in full force and effect in all material respects. The Company and the Operating Partnership has such consents, easements, rights-of-way or licenses (collectively, “rights-of-way”) from any person as are necessary to conduct its business in the manner described in the Commission Documents, except for those which if not obtained would not, individually or in the aggregate, have a Material Adverse Effect, and none of such rights-of-way contains any restriction that is materially burdensome to the Company or the Operating Partnership.

Section 4.11                      Actions Pending.  There is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company threatened, against the Company, the Operating Partnership or any of their respective Subsidiaries which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company or the Operating Partnership threatened, against or involving the Company, the Operating Partnership, any of their respective Subsidiaries or any of their respective properties or assets, in each case which, if determined adversely to the Company, the Operating Partnership or their respective Subsidiaries, would have a Material Adverse Effect. With respect to each of those certain claims, disputes, investigations, arbitrations, actions or proceedings in Note 16 of the consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2009, there has been no event or change required to be disclosed in a filing under the Exchange Act that has not been so disclosed.

Section 4.12                      Compliance With Law.  The business of the Company, the Operating Partnership and their respective Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.13                      Certain Fees.  Except for the placement fee payable by the Company to Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC (“Reedland”), which shall be set forth in a separate engagement letter between the Company, the Operating Partnership and Reedland (a true and complete fully executed copy of which has heretofore been provided to the Investor), no brokers, finders or financial advisory fees or commissions shall be payable by the Company, the Operating Partnership or any of their respective Subsidiaries (or any of their respective affiliates) with respect to the transactions contemplated by this Agreement.

Section 4.14                      Operation of Business.

    (a)           The Company, the Operating Partnership or one or more of their respective Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. The Company, the Operating Partnership and their respective Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect.  Except as set forth in the Commission Documents, neither the Company or the Operating Partnership nor any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect.  This Section 4.14 does not relate to environmental matters, such items being the subject of Section 4.15.

    (b)           The Company, the Operating Partnership or one or more of their respective Subsidiaries owns or possesses adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by them (collectively, “Intellectual Property”), necessary to carry on the business now operated by them, except where failure to own, license, or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in the Commission Documents, there are no actions, suits or judicial proceedings pending, or to the Company’s or the Operating Partnership’s knowledge threatened, relating to patents or proprietary information to which the Company, the Operating Partnership or any of their respective Subsidiaries is a party or of which any property of the Company, the Operating Partnership or any of their respective Subsidiaries is subject, and neither the Company, the Operating Partnership nor any of their respective Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership and their respective Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

Section 4.15                      Environmental Compliance.  Except as disclosed in the Commission Documents, the Company, the Operating Partnership and each of their respective Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s or the Operating Partnership’s knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company, the Operating Partnership or their respective Subsidiaries that violate or would reasonably be expected to violate any Environmental Law after the Effective Date or that would reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

Section 4.16                      Material Agreements.  Except as set forth in the Commission Documents, neither the Company, the Operating Partnership nor any of their respective Subsidiaries is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”).  Except as set forth in the Commission Documents, the Company, the Operating Partnership and each of their respective Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company, the Operating Partnership or any of their respective Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company, the Operating Partnership or any of their respective Subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.  Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company, the Operating Partnership and/or any of their respective Subsidiaries, as applicable, and, to the knowledge of the Company and the Operating Partnership, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.17                      Transactions With Affiliates.  Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company, the Operating Partnership or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand.  Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company, the Operating Partnership or any of their respective Subsidiaries to, and neither the Company, the Operating Partnership nor any of their respective Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company, the Operating Partnership or any of their respective Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company, the Operating Partnership or any of their respective Subsidiaries or (ii) as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries.

Section 4.18                      Securities Act; FINRA Rules.  The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

    (i)           The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act the Registration Statement, including a base prospectus relating to the Shares. The Registration Statement was declared effective by order of the Commission on May 14, 2009. As of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or is continuing in effect under the Securities Act and no proceedings therefor are pending before or, to the Company’s knowledge, threatened by the Commission.  No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission.

    (ii)           The Company satisfies all of the requirements for the use of Form S-3 under the Securities Act for the offering and sale of the Shares contemplated by this Agreement (without reliance on General Instruction I.B.6. of Form S-3). The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the Securities Act.  The Registration Statement complied in all material respects on the date on which it was declared effective by the Commission, and will comply in all material respects at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, with the requirements of the Securities Act, and the Registration Statement (including the documents incorporated by reference therein) did not on the date it was declared effective by the Commission, and shall not at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Registration Statement, as of the Effective Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act.  The Base Prospectus complied in all material respects on its date and on the Effective Date, and will comply in all material respects on each applicable Fixed Request Exercise Date and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable Settlement Date, with the requirements of the Securities Act and did not on its date and on the Effective Date and shall not on each applicable Fixed Request Exercise Date and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Base Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

    (iii)           The offering of the Shares pursuant to this Agreement qualifies for the exemption from the filing requirements of Rule 5110 of the Financial Industry Regulatory Authority (the “FINRA”) afforded by FINRA Rule 5110(b)(7)(C)(i).

    (iv)           Each Prospectus Supplement required to be filed pursuant to Sections 1.4 and 5.9 hereof, when taken together with the Base Prospectus and any applicable Permitted Free Writing Prospectus, on its date and on the applicable Settlement Date, shall comply in all material respects with the provisions of the Securities Act and shall not on its date and on the applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

    (v)           At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to the Shares, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).  Each Permitted Free Writing Prospectus (a) shall conform in all material respects to the requirements of the Securities Act on the date of its first use, (b) when considered together with the Prospectus on each applicable Fixed Request Exercise Date and on each applicable Settlement Date, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (c) shall not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.  The immediately preceding sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

    (vi)           Prior to the Effective Date, the Company has not distributed any offering material in connection with the offering and sale of the Shares.  From and after the Effective Date and prior to the completion of the distribution of the Shares, the Company shall not distribute any offering material in connection with the offering and sale of the Shares, other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or a Permitted Free Writing Prospectus.

Section 4.19                      Employees.  As of the Effective Date, neither the Company nor any Subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents.  As of the Effective Date, except as disclosed in the Registration Statement or the Commission Documents, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

Section 4.20                      Use of Proceeds.  The proceeds from the sale of the Shares shall be used by the Company, the Operating Partnership and their respective Subsidiaries as set forth in the Base Prospectus and any Prospectus Supplement filed pursuant to Sections 1.4 and 5.9.

Section 4.21                      Investment Company Act Status.  Neither the Company nor the Operating Partnership is, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Shares as set forth in the Base Prospectus and any Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22                      ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which has had or would have a Material Adverse Effect.  No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 203 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a Material Adverse Effect, and the execution and delivery of this Agreement and the issuance and sale of the Shares hereunder shall not result in any of the foregoing events.  Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications.  As used in this Section 4.22, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

Section 4.23                      Taxes.  The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings and except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s knowledge, proposed against it which would have a Material Adverse Effect.

Section 4.24                      Insurance.  The Company, the Operating Partnership and each of their respective Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as they deem adequate for the conduct of their businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  The Company and the Operating Partnership have obtained title insurance on the fee interests in each of their respective owned real properties in an amount that is commercially reasonable for each such owned real property, but at least equal to the purchase price of such owned real property, all of which policies of insurance are in full force and effect.

Section 4.25                      REIT Status.  The Company has met the qualification requirements for a “real estate investment trust” during its taxable years ending on or after December 31, 1999 and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code, assuming no change in the applicable underlying laws. The Company does not know of any event which would cause or is likely to cause it to fail to qualify as a “real estate investment trust” at any time.

Section 4.26                      Acknowledgement Regarding Investor’s Purchase of Shares.  The Company and the Operating Partnership acknowledge and agree that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company and the Operating Partnership further acknowledge that the Investor is not acting as a financial advisor or fiduciary of the Company or the Operating Partnership (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares.

ARTICLE V
COVENANTS

The Company and the Operating Partnership, jointly and severally, covenant with the Investor, and the Investor covenants with the Company and the Operating Partnership, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period:

Section 5.1                      Securities Compliance.  The Company shall notify the Trading Market, as necessary, in accordance with their respective rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of this Agreement.

Section 5.2                      Registration and Listing.  The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall take all action necessary to continue the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the Trading Market (including, without limitation, maintaining sufficient tangible net assets), and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of the FINRA and the Trading Market. The Company shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on the Trading Market.

Section 5.3                      Compliance with Laws.

    (i)           The Company and the Operating Partnership shall comply, and cause each of their respective Subsidiaries to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company, the Operating Partnership and their respective Subsidiaries, except as would not have a Material Adverse Effect, and (b) with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of the FINRA and the listing standards of the Trading Market.  Without limiting the generality of the foregoing, the Company and the Operating Partnership will not, and each will cause its respective Subsidiaries and affiliates over which it exercises control not to, take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

    (ii)           The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act.

Section 5.4                      Keeping of Records and Books of Account; Foreign Corrupt Practices Act.

    (i)           The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.  The Company shall maintain a system of internal accounting controls that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would likely have a material effect on the Company’s financial statements.

    (ii)           Neither the Company, the Operating Partnership nor any of their respective Subsidiaries shall, in connection with the operation of the Company’s, the Operating Partnership’s and their respective Subsidiaries’ respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except for such violations or noncompliant operations that would not likely result in a Material Adverse Effect.

    (iii)           Subject to the requirements of Section 5.12 of this Agreement, from time to time from and after the period beginning with the third Trading Day immediately preceding each Fixed Request Exercise Date through and including the applicable Settlement Date, the Company and the Operating Partnership shall make available for inspection and review by the Investor, customary documentation allowing the Investor and/or its appointed counsel or advisors to conduct due diligence.

Section 5.5                      Limitations on Holdings and Issuances. Notwithstanding any other provision of this Agreement, the Company shall not issue and the Investor shall not purchase any shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor of more than 9.8% of the then issued and outstanding shares of Common Stock.

Section 5.6                      Other Agreements and Other Financings.

    (i)           Neither the Company nor the Operating Partnership shall enter into, announce or recommend any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company, the Operating Partnership or any of their respective Subsidiaries to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver Shares to the Investor in respect of a previously provided Fixed Request Notice or Optional Amount on the applicable Settlement Date.

(ii)           If the Company or the Operating Partnership enters into any agreement, plan, arrangement or transaction with a third party or seeks to utilize any existing agreement, plan or arrangement with a third party, in each case the principal purpose of which is to implement, effect or consummate, at any time during the period beginning on the first Trading Day of any Pricing Period and ending on the second Trading Day next following the applicable Settlement Date (the “Reference Period”), an Other Financing that does not constitute an Acceptable Financing, the Company shall provide prompt notice thereof (an “Other Financing Notice”) to the Investor; provided, however, that such Other Financing Notice must be received by the Investor not later than the earlier of (a) 48 hours after the Company’s execution of any agreement, plan, arrangement or transaction relating to such Other Financing (or, with respect to any existing agreement, plan or arrangement, 48 hours after the Company has determined to utilize any such existing agreement, plan or arrangement to implement, effect or consummate such Other Financing) and (b) the second Trading Day immediately preceding the applicable Settlement Date with respect to the applicable Fixed Request Notice; provided, further, that the Company shall notify the Investor within 24 hours (an “Integration Notice”) if it or the Operating Partnership enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to obtain at any time during the Investment Period an Other Financing that may be aggregated with the transactions contemplated by this Agreement for purposes of determining whether approval of the Company’s shareholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market. For purposes of this Section 5.6(ii), any press release issued by, or Commission Document filed by, the Company shall constitute sufficient notice, provided that it is issued or filed, as the case may be, within the time requirements set forth in the first sentence of this Section 5.6(ii) for an Other Financing Notice or an Integration Notice, as applicable. With respect to any Pricing Period for which the Company is required to provide an Other Financing Notice pursuant to the first sentence (including the provisos thereto) of this Section 5.6(ii), the Investor shall (i) have the option to purchase the Shares subject to the Fixed Request at (x) the price therefor in accordance with the terms of this Agreement or (y) the third party’s per share purchase price in connection with the Other Financing, net of such third party’s discounts, Warrant Value and fees, or (ii) the Investor may elect to not purchase any Shares subject to the Fixed Request for that Pricing Period. An “Other Financing” shall mean (w) the issuance of Common Stock for a purchase price less than, or the issuance of securities convertible into or exchangeable for Common Stock at an exercise or conversion price (as the case may be) less than, the then Current Market Price of the Common Stock (including, without limitation, pursuant to any “equity line” or other financing that is substantially similar to the financing provided for under this Agreement, or pursuant to any other transaction in which the purchase, conversion or exchange price for such Common Stock is determined using a floating discount or other post-issuance adjustable discount to the then Current Market Price (any such transaction, a “Similar Financing”)), in each case, after all fees, discounts, Warrant Value and commissions associated with the transaction (a “Below Market Offering”); (x) an “at-the-market” offering of Common Stock or securities convertible into or exchangeable for Common Stock pursuant to Rule 415(a)(4) under the Securities Act (an “ATM”), including, without limitation, the transactions contemplated by that certain Sales Agreement, dated as of August 27, 2009, between Brinson Patrick Securities Corporation and the Company (the “Existing ATM”); (y) the implementation by the Company of any mechanism in respect of any securities convertible into or exchangeable for Common Stock for the reset of the purchase price of the Common Stock to below the then Current Market Price of the Common Stock (including, without limitation, any antidilution or similar adjustment provisions in respect of any Company securities, but specifically excluding customary adjustments for stock splits, stock dividends, stock combinations and similar events) (a “Price Reset Provision”); or (z) the issuance of options, warrants or similar rights of subscription in each case not constituting an Acceptable Financing. “Acceptable Financing” shall mean the issuance by the Company of: (1) debt securities or any class or series of preferred stock of the Company, in each case that are not convertible into or exchangeable for Common Stock or securities convertible into or exchangeable for Common Stock; (2) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) other than in connection with a Below Market Offering or an ATM; (3) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) in connection with an underwritten public offering of securities of the Company or a registered direct public offering of securities of the Company, in each case where the price per share of such Common Stock (or the conversion or exercise price of such securities, as applicable) is fixed concurrently with the execution of definitive documentation relating to such offering, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (4) shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with awards under the Company’s benefit and equity plans and arrangements or shareholder rights plan and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (5) shares of Common Stock issuable upon the conversion or exchange of equity awards or convertible or exchangeable securities (including, without limitation, convertible debt securities) outstanding as of the Effective Date; (6) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) issued in connection with the acquisition, license or sale of one or more other companies, equipment, properties, technologies or lines of business, and the issuance of shares of Common Stockupon the conversion, exercise or exchange thereof; (7) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) or similar rights to subscribe for the purchase of shares of Common Stock in connection with technology sharing, licensing, research and joint development agreements (or amendments thereto) with third parties, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; and (8) shares of Common Stock and/or warrants or similar rights to subscribe for the purchase of shares of Common Stock issued in connection with equipment financings and/or real property leases (or amendments thereto) and the issuance of shares of Common Stock upon the exercise thereof.

Section 5.7                      Stop Orders.  The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred.  The Company shall not issue any Fixed Request during the continuation of any of the foregoing events. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 5.8                      Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

    (i)           Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, the Agreement or the transactions contemplated hereby or file with the Commission any Prospectus Supplement that relates to the Investor, this Agreement or the transactions contemplated hereby with respect to which (a) the Investor shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any purchase or sale of Shares by the Investor, the Company shall not file any Prospectus Supplement with respect to the Shares without delivering or making available a copy of such Prospectus Supplement, together with the Base Prospectus, to the Investor promptly.

    (ii)           The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Investor with the Commission or retained by the Company or the Investor under Rule 433 under the Securities Act.  The Investor has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.  Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Investor or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 5.9                      Prospectus Delivery.  The Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act on the first Trading Day immediately following the last Trading Day of each Pricing Period.  The Company shall provide the Investor a reasonable opportunity to comment on a draft of each such Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 5.8 hereof, shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus, and any Permitted Free Writing Prospectus on each applicable Settlement Date.  The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5.8 above, file with the Commission an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Investor an electronic copy thereof.

Section 5.10                      Selling Restrictions.

    (i)           The Investor covenants that from and after the date hereof through and including the 90th day next following the termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its affiliates (within the meaning of the Exchange Act) nor any entity managed or controlled by the Investor shall, directly or indirectly, sell any securities of the Company, except the Shares that it owns or has the right to purchase as provided in a Fixed Request Notice.  During the Restricted Period, neither the Investor or any of its affiliates nor any entity managed or controlled by the Investor shall sell any shares of Common Stock of the Company it does not “own” or have the unconditional right to receive under the terms of this Agreement (within the meaning of Rule 200 of Regulation SHO promulgated by the Commission under the Exchange Act), including Shares in any account of the Investor or in any account directly or indirectly managed or controlled by the Investor or any of its affiliates or any entity managed or controlled by the Investor.  Without limiting the generality of the foregoing, prior to and during the Restricted Period, neither the Investor nor any of its affiliates nor any entity managed or controlled by the Investor or any of its affiliates shall enter into a short position with respect to shares of Common Stock of the Company, including in any account of the Investor’s or in any account directly or indirectly managed or controlled by the Investor or any of its affiliates or any entity managed or controlled by the Investor or any of its affiliates, except that the Investor may sell Shares that it is obligated to purchase under a pending Fixed Request Notice but has not yet taken possession of so long as the Investor (or the Broker-Dealer, as applicable) covers any such sales with the Shares purchased pursuant to such Fixed Request Notice; provided, however, that the Investor (or the Broker-Dealer, as applicable) shall not be required to cover any such sales with the Shares purchased pursuant to such Fixed Request Notice if (a) the Fixed Request is terminated by mutual agreement of the Company and the Investor and, as a result of such termination, no Shares are delivered to the Investor under this Agreement or (b) the Company otherwise fails to deliver such Shares to the Investor on the applicable Settlement Date upon the terms and subject to the provisions of this Agreement.  Prior to and during the Restricted Period, the Investor shall not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants to purchase, any shares of Common Stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, except for such sales expressly permitted by this Section 5.10(i).

    (ii)           In addition to the foregoing, in connection with any sale of the Company’s securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 5.11                      Effective Registration Statement.  During the Investment Period, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

Section 5.12                      Non-Public Information.  Neither the Company or any of its directors, officers or agents, nor the Operating Partnership or any of its officers or agents, shall disclose any material non-public information about the Company to the Investor, unless a timely public announcement thereof is made by the Company in the manner contemplated by Regulation FD.

Section 5.13                      Broker/Dealer.  The Investor covenants that it shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase from the Company pursuant to this Agreement which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”).  The Investor shall provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company.  The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 5.14                      REIT Treatment.  The Company currently intends to continue to qualify as a “real estate investment trust” under the Code and will use all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code for subsequent tax years that include any portion of the term of this Agreement, unless the Company’s Board of Directors in good faith determines by resolution that it is in the best interests of the Company’s shareholders not to meet such requirements.

Section 5.15                      Disclosure Schedule.

    (i)           During the Investment Period, the Company shall from time to time update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.3(i).  For purposes of this Section 5.15, any disclosure made in a schedule to the Compliance Certificate substantially in the form attached hereto as Exhibit D shall be deemed to be an update of the Disclosure Schedule.  Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.15 shall cure any prior breach of a representation or warranty of the Company or the Operating Partnership contained in this Agreement and shall not affect any of the Investor’s rights or remedies with respect thereto.

    (ii)           Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedules as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face.  The fact that any item of information is disclosed in the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement.  Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

ARTICLE VI
OPINION OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND
PURCHASE OF THE SHARES

Section 6.1                      Opinion of Counsel and Certificate.  Simultaneously with the execution and delivery of this Agreement, the Investor has received (i) opinions of outside counsel to the Company and the Operating Partnership, dated the Effective Date, in the forms mutually agreed to by the parties hereto, (ii) a letter from outside counsel to the Company, dated the Effective Date, authorizing the Investor to rely on the opinion on tax matters delivered by such counsel as Exhibit 8.1 to the Registration Statement, and (iii) a certificate from the Company, dated the Effective Date, in the form of Exhibit C hereto.

Section 6.2                      Conditions Precedent to the Obligation of the Company.  The obligation hereunder of the Company to issue and sell the Shares to the Investor under any Fixed Request or Optional Amount is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion.

    (i)           Accuracy of the Investor’s Representations and Warranties.  The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties areas of another date, in which case, such representations and warranties shall be true and correct as of such other date.

    (ii)           Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement.  The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which are in an amount (a) as of the Effective Date, not less than the Total Commitment and (b) as of the applicable Fixed Request Exercise Date, not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice and applicable Optional Amount, if any.  The Current Report shall have been filed with the Commission, as required pursuant to Section 1.4, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to Sections 1.4 and 5.9 hereof, to disclose the sale of the Shares prior to each Settlement Date, as applicable.  Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

    (iii)           Performance by the Investor.  The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date.

    (iv)           No Injunction.  No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

    (v)           No Suspension, Etc.  Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Request Exercise Date and applicable Settlement Date), and, at any time prior to the applicable Fixed Request Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

    (vi)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company, the Operating Partnership or any of their respective Subsidiaries, or any of the respective officers, directors or affiliates of the Company, the Operating Partnership or any of their respective Subsidiaries, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

    (vii)           Aggregate Limit.  The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall not violate Sections 2.2, 2.12 and 5.5 hereof.

Section 6.3                      Conditions Precedent to the Obligation of the Investor.  The obligation hereunder of the Investor to accept a Fixed Request Notice or Optional Amount grant and to acquire and pay for the Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Fixed Request Exercise Date and each Settlement Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion.

    (i)           Accuracy of the Company’s and the Operating Partnership’s Representations and Warranties.  The representations and warranties of the Company and the Operating Partnership contained in this Agreement, as modified by the Disclosure Schedule (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

    (ii)           Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which are in an amount (a) as of the Effective Date, not less than the Total Commitment and (b) as of the applicable Fixed Request Exercise Date, not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice and applicable Optional Amount, if any. As of the applicable Fixed Request Exercise Date and the applicable Settlement Date, the Investor shall be permitted to utilize the Prospectus to resell all of the Shares it then owns or has the right to acquire pursuant to all Fixed Request Notices issued pursuant to this Agreement. The Current Report shall have been filed with the Commission, as required pursuant to Section 1.4, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to Sections 1.4 and 5.9 hereof, to disclose the sale of the Shares prior to each Settlement Date, as applicable, and an electronic copy of each such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor in accordance with Section 5.9 hereof.  Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

    (iii)           No Suspension.  Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Request Exercise Date and applicable Settlement Date), and the Company shall not have received any notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (which termination shall be final and non-appealable). At any time prior to the applicable Fixed Request Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Shares.

    (iv)           Performance of the Company and the Operating Partnership.  The Company and the Operating Partnership each shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date and shall have delivered to the Investor on the applicable Settlement Date the Compliance Certificate substantially in the form attached hereto as Exhibit D.

    (v)           No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

    (vi)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company, the Operating Partnership or any of their respective Subsidiaries, or any of the respective officers, directors or affiliates of the Company, the Operating Partnership or any of their respective Subsidiaries, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

    (vii)           Aggregate Limit.  The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall not violate Sections 2.2, 2.12 and 5.5 hereof.

    (viii)           Shares Authorized and Delivered.  The Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior Fixed Request Notices and Optional Amounts, as applicable.

    (ix)           Listing of Shares.  The Company shall have submitted to the Trading Market, at or prior to the applicable Fixed Request Exercise Date, a notification form of listing of additional shares related to the Shares issuable pursuant to such Fixed Request and Optional Amount, in accordance with the bylaws, listed securities maintenance standards and other rules of the Trading Market and, prior to the applicable Settlement Date, such Shares shall have been approved for listing or quotation on the Trading Market (if such approval is required for the listing or quotation thereof on the Trading Market), subject only to notice of issuance.

    (x)           Opinion Bring-Down.  On each Settlement Date, the Investor shall have received an opinion “bring down” from outside counsel to the Company in the form mutually agreed to by the parties hereto.

    (xi)           Payment of Investor’s Counsel Fees.  On the Effective Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor’s counsel, the fees and expenses of the Investor’s counsel in accordance with the proviso to the first sentence of Section 9.1(i) of this Agreement.

ARTICLE VII
TERMINATION

Section 7.1                      Term, Termination by Mutual Consent.  Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 24-month anniversary of the Effective Date (the “Investment Period”), (ii) the date that the entire dollar amount of Common Stock registered under the Registration Statement have been issued and sold and (iii) the date the Investor shall have purchased the Total Commitment of shares of Common Stock (subject in all cases to the Trading Market Limit). Subject to Section 7.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent, it being hereby acknowledged and agreed that the Investor may not consent to such termination during a Pricing Period or prior to a Settlement Date in the event the Investor has instructed the Broker-Dealer to effect an open-market sale of Shares which are subject to a pending Fixed Request Notice but which have not yet been physically delivered by the Company (and/or credited by book-entry) to the Investor in accordance with the terms and subject to the conditions of this Agreement. Subject to Section 7.3, the Company may terminate this Agreement effective upon three Trading Days’ prior written notice to the Investor delivered in accordance with Section 9.4; provided, however, that (i) such termination shall not occur during a Pricing Period or, subsequent to the issuance of a Fixed Request Notice, prior to the Settlement Date related to such Fixed Request Notice and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and shall obtain the Investor’s consent to the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld.

Section 7.2                      Other Termination.  If the Company provides the Investor with an Other Financing Notice or an Integration Notice, in each case pursuant to Section 5.6(ii) of this Agreement, or if the Company or the Operating Partnership otherwise enters into any agreement, plan, arrangement or transaction with a third party or determines to utilize any existing agreement, plan or arrangement with a third party, in each case the principal purpose of which is to implement, effect or consummate outside a Pricing Period, but otherwise during the Investment Period, a Similar Financing, an ATM, the Existing ATM or a Price Reset Provision (in which case the Company shall so notify the Investor within 48 hours thereof), then in all such cases, subject to Section 7.3, the Investor shall have the right to terminate this Agreement within the subsequent 30-day period (the “Event Period”), effective upon one Trading Day’s prior written notice delivered to the Company in accordance with Section 9.4 at any time during the Event Period.  The Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market), and, subject to Section 7.3, the Investor shall have the right to terminate this Agreement at any time after receipt of such notification, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred; (ii) a Material Change in Ownership has occurred or the Company enters into a definitive agreement providing for a Material Change in Ownership; or (iii) a default or event of default has occurred and is continuing under the terms of any agreement, contract, note or other instrument to which the Company, the Operating Partnership or any of their respective Subsidiaries is a party with respect to any indebtedness for borrowed money representing more than 10% of the Company’s consolidated assets, in any such case, upon one Trading Day’s prior written notice delivered to the Company in accordance with Section 9.4 hereof.

Section 7.3                      Effect of Termination.  In the event of termination by the Company or the Investor pursuant to Section 7.1 or 7.2, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.9 (Survival), Section 9.11 (Publicity), Section 9.12 (Severability) and this Article VII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, (ii) the covenants and agreements contained in Section 5.1 (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.9 (Prospectus Delivery), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, (iii) the covenants and agreements of the Investor contained in Section 5.10 (Selling Restrictions) shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination, and (iv) the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall affect any cash fees paid to the Investor or its counsel pursuant to Section 9.1, in each case all of which fees shall be non-refundable, regardless of whether any Fixed Requests are issued by the Company or settled hereunder. Nothing in this Section 7.3 shall be deemed to release the Company, the Operating Partnership or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Operating Partnership, on the one hand, and the Investor, on the other hand, to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.1                      General Indemnity.

    (i)           Indemnification by the Company and the Operating Partnership.  The Company and the Operating Partnership shall, jointly and severally, indemnify and hold harmless the Investor each affiliate, employee, representative and advisor of and to the Investor, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Investor and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (a) any violation of United States federal or state securities laws or the rules and regulations of the Trading Market in connection with the transactions contemplated by this Agreement by the Company, the Operating Partnership or any of their respective Subsidiaries, affiliates, officers, directors or employees, (b) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission or otherwise contained in any Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company and the Operating Partnership shall not be liable under this Section 8.1(i) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Investor or such person through its bad faith or willful misconduct, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Current Report, any Prospectus Supplement or any Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto, and (C) with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Investor or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of all Prospectus Supplements required to be filed pursuant to Section 1.4 and 5.9, together with the Base Prospectus, were timely delivered or made available to the Investor pursuant hereto and a copy of the Base

Prospectus, together with a Prospectus Supplement (as applicable), was not sent or given by or on behalf of the Investor or any such person to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if delivery of the Base Prospectus, together with a Prospectus Supplement (as applicable), would have cured the defect giving rise to such loss, claim, damage, liability or expense.

    Subject to Section 8.2, the Company and the Operating Partnership shall, jointly and severally, reimburse the Investor and each such controlling person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

       (ii)           Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company and the Operating Partnership, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys fees) to which the Company or the Operating Partnership or each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Investor to the Company expressly for inclusion in the Current Report or such Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto.

Subject to Section 8.2, the Investor shall reimburse the Company and the Operating Partnership and each such director, officer or controlling person promptly upon demand for all legal and other costs and expenses reasonably incurred by the Company or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.2                      Indemnification Procedures.  Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice.  The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it.  After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties.  Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought.  No indemnifying party will be liable for any settlement of any action effected without its prior written consent.  Notwithstanding the foregoing sentence, if at any time an indemnified party that is entitled to reimbursement pursuant to this Article VIII shall have requested (by written notice provided in accordance with Section 9.4) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.

ARTICLE IX
MISCELLANEOUS

Section 9.1                      Fees and Expenses.

    (i)           Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on the Effective Date, by wire transfer of immediately available funds to an account designated by the Investor’s counsel, promptly following the receipt of an invoice therefor, all reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Investor, up to $35,000, in connection with the preparation, negotiation, execution and delivery of this Agreement, legal due diligence of the Company and review of the Registration Statement, the Base Prospectus, the Current Report, any Permitted Free Writing Prospectus and all other related transaction documentation. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares pursuant hereto. For the avoidance of doubt, all of the fees payable to the Investor or its counsel pursuant to this Section 9.1 shall be non-refundable, regardless of whether any Fixed Requests are issued by the Company or settled hereunder.

    (ii)           If the Company issues a Fixed Request Notice and fails to deliver the Shares (which have been approved for listing or quotation on the Trading Market, if such an approval is required for the listing or quotation thereof on the Trading Market) to the Investor on the applicable Settlement Date and such failure continues for ten Trading Days, the Company shall pay the Investor, in cash (or, at the option of the Investor, in shares of Common Stock which have not been registered under the Securities Act valued at the applicable Discount Price of the Shares failed to be delivered; provided that the issuance thereof by the Company would not violate the Securities Act or any applicable U.S. federal or state securities laws), as partial damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on such Settlement Date (i.e., the sum of the Fixed Amount Requested and the Optional Amount Dollar Amount) for the initial 30 days following such Settlement Date until the Shares (which have been approved for listing or quotation on the Trading Market, if such an approval is required for the listing or quotation thereof on the Trading Market) have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Shares (which have been approved for listing or quotation on the Trading Market, if such an approval is required for the listing or quotation thereof on the Trading Market) have been delivered, which amount shall be prorated for such periods less than 30 days (subject in all cases to the Trading Market Limit). Nothing in this Section 9.1(ii) shall be deemed to release the Company or the Operating Partnership from any liability for any breach under this Agreement, or to impair the rights of the Investor to compel specific performance by the Company or the Operating Partnership of their respective obligations under this Agreement.

Section 9.2                      Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

    (i)           The Company, the Operating Partnership and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof this being in addition to any other remedy to which any party may be entitled by law or equity.

    (ii)           Each of the Company, the Operating Partnership and the Investor (a) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company, the Operating Partnership and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

    (iii)           EACH OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3                      Entire Agreement; Amendment.  This Agreement, together with the exhibits referred to herein and the Disclosure Schedule, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.  The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4                      Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company
Or the Operating Partnership:                            Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Telephone Number: (248) 208-2500
Fax: (248) 208-2641
Attention: Karen J. Dearing

With copies to:                                                    Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Telephone Number: (248) 351-3000
Fax: (248) 351-3082
Attention:  Jeffrey M. Weiss, Esq.

If to the Investor:                                                 REIT Opportunity, Ltd.
c/o Sable Trust Limited
4th Floor, Rodus Building
Road Reef
PO Box 765
Road Town, Tortola
British Virgin Islands
Fax 284 494 9474
Attn: Peter Poole

With copies to:                                                     Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Telephone Number: (212) 801-9200
Fax:  (212) 801-6400
Attention: Anthony J. Marsico, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other parties hereto.

Section 9.5                      Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6                      Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.7                      Successors and Assigns.  The Investor may not assign this Agreement to any person without the prior consent of the Company, in the Company’s sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 9.8                      Governing Law.  This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9                      Survival.  The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article VII (Termination), Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.11 (Publicity), Section 9.12 (Severability) and this Section 9.9 (Survival) shall remain in full force and effect indefinitely notwithstanding such termination, (ii) the covenants and agreements contained in Section 5.1 (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.9 (Prospectus Delivery), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, (iii) the covenants and agreements of the Investor contained in Section 5.10 (Selling Restrictions) shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination, and (iv) the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination.

Section 9.10                      Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original and the party using such means of delivery shall thereafter cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.  Failure to provide or delay in the delivery of such additional executed signature pages shall not adversely affect the efficacy of the original delivery.

Section 9.11                      Publicity.  The Investor shall have the right to approve before the issuance of any press release, Commission filing or any other public disclosure made by or on behalf of the Company or the Operating Partnership relating to the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that except as otherwise provided in this Agreement, the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the Commission) with respect thereto as is required by applicable law and regulations (including the regulations of the Trading Market), so long as prior to making any such press release or other public disclosure, if reasonably practicable, the Company and its counsel shall have provided the Investor and its counsel with a reasonable opportunity to review and comment upon, and shall have consulted with the Investor and its counsel on the form and substance of, such press release or other disclosure.

Section 9.12                      Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13                      Further Assurances.  From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company, the Operating Partnership and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

SUN COMMUNITIES, INC:

By:	/s/ Gary A. Shiffman
Name: Gary A. Shiffman
Title : Chief Executive Officer

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP: By: Sun Communities, Inc., its General Partner

By:	/s/ Gary A. Shiffman
Name: Gary A. Shiffman
Title: Chief Executive Officer

REIT OPPORTUNITY, LTD.:

By:	/s/ Peter Poole
Name: Peter Poole
Title: Director

ANNEX A TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“Acceptable Financing” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Aggregate Limit” shall have the meaning assigned to such term in Section 1.1 hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble.

“ATM” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Base Prospectus” shall mean the Company’s prospectus, dated April 17, 2009 a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

“Below Market Offering” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Broker-Dealer” shall have the meaning assigned to such term in Section 5.13 hereof.

“Bylaws” shall have the meaning assigned to such term in Section 4.3 hereof.

“Charter” shall have the meaning assigned to such term in Section 4.3 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed by the Company since December 31, 2009 and which hereafter shall be filed by the Company during the Investment Period, including, without limitation, the Current Report and the Form 10-K filed by the Company for its fiscal year ended December 31, 2009 (the “2009 Form 10-K”), (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement, and each Permitted Free Writing Prospectus and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Common Stock” shall have the meaning assigned to such term in the Recitals.

“Company” shall have the meaning assigned to such term in the Preamble.

“Current Market Price” means, with respect to any particular measurement date, the closing price of a share of Common Stock as reported on the Trading Market for the Trading Day immediately preceding such measurement date.

“Current Report” shall have the meaning assigned to such term in Section 1.4 hereof.

“Discount Price” shall have the meaning assigned to such term in Section 2.2 hereof.

“EDGAR” shall have the meaning assigned to such term in Section 4.3 hereof.

“Effective Date” shall mean the date of this Agreement.

“Environmental Laws” shall have the meaning assigned to such term in Section 4.15 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event Period” shall have the meaning assigned to such term in Section 7.2 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Existing ATM” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“FINRA” shall have the meaning assigned to such term in Section 4.18 hereof.

“Fixed Amount Requested” shall mean the amount of a Fixed Request requested by the Company in a Fixed Request Notice delivered pursuant to Section 2.1 hereof.

“Fixed Request” means the transactions contemplated under Sections 2.1 through 2.8 of this Agreement.

“Fixed Request Amount” means the actual amount of proceeds received by the Company pursuant to a Fixed Request under this Agreement.

“Fixed Request Exercise Date” shall have the meaning assigned to such term in Section 2.2 hereof.

“Fixed Request Notice” shall have the meaning assigned to such term in Section 2.1 hereof.

“Free Writing Prospectus” shall mean a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Governmental Licenses” shall have the meaning assigned to such term in Section 4.14(a) hereof.

“Home Services” shall have the meaning assigned to such term in Section 4.7(c) hereof.

“Indebtedness” shall have the meaning assigned to such term in Section 4.9 hereof.

“Integration Notice” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Intellectual Property” shall have the meaning assigned to such term in Section 4.14(b) hereof.

“Investment Period” shall have the meaning assigned to such term in Section 7.1 hereof.

“Investor” shall have the meaning assigned to such term in the Preamble.

“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433 promulgated under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Market Capitalization” shall be calculated on the Trading Day preceding the applicable Pricing Period and shall be the product of (x) the number of shares of Common Stock outstanding and (y) the closing bid price of the Common Stock, both as determined by Bloomberg Financial LP using the DES and HP functions.

“Material Adverse Effect” shall mean any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or condition (financial or otherwise) of the Company or the Operating Partnership that is material and adverse to the Company, the Operating Partnership and their respective Subsidiaries, taken as a whole, and/or any condition, occurrence, state of facts or event that would prohibit or otherwise materially interfere with or delay the ability of the Company or the Operating Partnership to perform any of its obligations under this Agreement; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company or the Operating Partnership in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes generally affecting the manufactured housing community industry, provided such changes shall not have affected the Company or the Operating Partnership in a materially disproportionate manner as compared to other similarly situated companies; (iii) any foreseeable deterioration in the business, operations, properties or condition (financial or otherwise) of the Company, the Operating Partnership and/or their respective Subsidiaries substantially resulting from (A) conditions or risks (including, without limitation, those contained in the section entitled “Risk Factors” in the 2009 Form 10-K) existing as of the date of this Agreement that are specifically set forth in any of the Commission Documents or the Base Prospectus, (B) conditions or risks existing as of the date of any Prospectus Supplement that are specifically set forth in such Prospectus Supplement or (C) any of the matters set forth in the Disclosure Schedule as of the date of this Agreement; (iv) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s or the Operating Partnership’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank or commercial lenders, lessors, employees or consultants; and (v) any decrease in the market price of the Common Stock (but excluding herefrom any condition, occurrence, state of facts or event underlying such decrease to the extent that such condition, occurrence, state of facts or event otherwise would constitute a Material Adverse Effect).

“Material Agreements” shall have the meaning assigned to such term in Section 4.16 hereof.

“Material Change in Ownership” shall mean the occurrence of any one or more of the following: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock or other securities of the Company entitling such person to exercise, upon an event of default or default or otherwise, 50% or more of the total voting power of all series and classes of capital stock and other securities of the Company entitled to vote generally in the election of directors, other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another person, other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which holders of capital stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction or (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose elections or nominations for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iv) the Company is liquidated or dissolved or a resolution is passed by the Company’s shareholders approving a plan of liquidation or dissolution of the Company. Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Multiplier” shall have the meaning assigned to such term in Section 2.3 hereof.

“NYSE” means the New York Stock Exchange or any successor thereto.

“OP Units” shall have the meaning assigned to such term in Section 4.3 hereof.

“Operating Partnership” shall have the meaning assigned to such term in the Preamble.

“Optional Amount” means the transactions contemplated under Sections 2.9 through 2.11 of this Agreement.

“Optional Amount Dollar Amount” shall mean the actual amount of proceeds received by the Company pursuant to the exercise of an Optional Amount under this Agreement.

“Optional Amount Notice” shall mean a notice sent to the Company with regard to the Investor’s election to exercise all or any portion of an Optional Amount, as provided in Section 2.11 hereof and substantially in the form attached hereto as Exhibit B.

“Optional Amount Threshold Price” shall have the meaning assigned to such term in Section 2.1 hereof.

“Other Financing” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Other Financing Notice” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Partnership Agreement” shall have the meaning assigned to such term in Section 4.2 hereof.

“Permitted Free Writing Prospectus” shall have the meaning assigned to such term in Section 5.8(ii) hereof.

“Plan” shall have the meaning assigned to such term in Section 4.22 hereof.

“Price Reset Provision” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Pricing Period shall mean a period of ten consecutive Trading Days commencing on the Pricing Period start date set forth in the Fixed Request Notice, or such other period mutually agreed upon by the Investor and the Company.

“Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement, including the documents incorporated by reference therein, together with any Permitted Free Writing Prospectus.

“Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Reduction Notice” shall have the meaning assigned to such term in Section 2.8 hereof.

“Reedland” shall have the meaning assigned to such term in Section 4.13 hereof.

“Registration Statement” shall mean the registration statement on Form S-3, Commission File Number 333-158623, filed by the Company with the Commission under the Securities Act for the registration of the Shares, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act.

“Restricted Period” shall have the meaning assigned to such term in Section 5.10 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Settlement Date” shall have the meaning assigned to such term in Section 2.7 hereof.

“Shares” shall mean shares of Common Stock issuable to the Investor upon exercise of a Fixed Request and shares of Common Stock issuable to the Investor upon exercise of an Optional Amount.

“Significant Subsidiary” means any Subsidiary of a person that would constitute a Significant Subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Commission.

“Similar Financing” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“SOXA” shall have the meaning assigned to such term in Section 4.6(c) hereof.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company, the Operating Partnership and/or any of their respective other Subsidiaries.

“Threshold Price” is the lowest price (except to the extent otherwise provided in Section 2.6) at which the Company may sell Shares during the applicable Pricing Period as set forth in a Fixed Request Notice (not taking into account the applicable percentage discount during such Pricing Period determined in accordance with Section 2.2); provided, however, that at no time shall the Threshold Price be lower than $12.00 per share unless the Company and the Investor shall mutually agree.

“Total Commitment” shall have the meaning assigned to such term in Section 1.1 hereof.

“Trading Day” shall mean a full trading day (beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the NYSE.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing), whichever is at the time the principal trading exchange or market for the Common Stock.

“Trading Market Limit” means, at any time, 3,889,493 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement); provided, however, that the Trading Market Limit shall not exceed under any circumstances that number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without (a) breaching the Company’s obligations under the rules and regulations of the Trading Market or (b) obtaining shareholder approval under the applicable rules and regulations of the Trading Market.

“VWAP” shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company on the NYSE as reported by Bloomberg Financial L.P. using the AQR function.

“Warrant Value” shall mean the fair value of all warrants, options and other similar rights issued to a third party in connection with an Other Financing, determined by using a standard Black-Scholes option-pricing model using an expected volatility percentage as shall be mutually agreed by the Investor and the Company. In the case of a dispute relating to such expected volatility assumption, the Investor shall obtain applicable volatility data from three investment banking firms of nationally recognized reputation, and the parties hereto shall use the average thereof for purposes of determining the expected volatility percentage in connection with the Black-Scholes calculation referred to in the immediately preceding sentence.